Exhibit 99.1

Lender Presentation April 2021

Legal Disclaimer

Forward-Looking Statements

This presentation contains "forward-looking" statements, including statements regarding the anticipated conversion of the Series A Preferred Stock, the Incremental Term Loan, including its anticipated amount and use of proceeds, and statements about the results anticipated to be reported by the Company for the quarter ended March 31, 2021. These statements include, but are not limited to, the Company's projected case volume, revenue, same-facility revenues, Adjusted and Credit Agreement EBITDA, Cash and Equivalents for the period ended March 31, 2021, as well as expectations regarding the timing, amount and use of proceeds of the Incremental Term Loan. These statements can be identified by the use of words such as "believes," "anticipates," "expects," "intends," "plans," "continues," "estimates," "predicts," "projects," "forecasts," and similar expressions. All forward-looking statements are based on management's current expectations and beliefs only as of the date of this presentation and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements, including but not limited to the risk that we may not be able to consummate the Incremental Term Loan transaction on the terms or timeline anticipated, if at all, and, even if the Incremental Term Loan is consummated, we may not be able to consummate the refinancing on commercially reasonable terms, or at all, and the other risks identified above under the heading "Preliminary Unaudited Selected Financial Data" and in Item 1A under the heading "Risk Factors" in our recent Annual Report on Form 10-K and in the Company's current reports on Form 10-Q. The Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this presentation, or to reflect the occurrence of unanticipated events or circumstances.

Data and Information Contained in this Presentation

This presentation also contains market research, estimates and forecasts, which are inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Certain data in this presentation was obtained from various external sources, and neither the Company nor its affiliates, advisers or representatives has verified such data with independent sources. Accordingly, neither the Company nor any of its affiliates, advisers or representatives makes any representations as to the accuracy or completeness of that data or to update such data after the date of this presentation. Such data involves risks and uncertainties and is subject to change based on various factors. The trademarks included herein are the property of the owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of the products or services of such owners.

Preliminary Unaudited Selected Financial Data

This presentation includes unaudited estimates regarding surgical case volumes, Revenues, Adjusted Revenues, Same-facility Revenues, Adjusted EBITDA, Credit Agreement EBITDA and Consolidated Cash and Equivalents for the quarter ended March 31, 2021. These estimates are the responsibility of management and are subject to quarter-end adjustments in connection with the completion of our customary financial closing procedures, including management's review and finalization and to accounting review procedures by our independent registered public accounting firm, which have not yet been performed. During the course of our review process, items may be identified that would require the Company to make adjustments, which could result in material changes to these preliminary unaudited estimated financial results. Consequently, the results should not be viewed as a substitute for the Company's earnings release and Quarterly Report on Form 10-Q, which are expected to be released on May 5, 2021. Actual results may differ materially from our preliminary expectations. We will provide a full GAAP reconciliation of final Adjusted EBITDA when we report our full first quarter financial results.

Non-GAAP Financial Measures

This presentation contains certain on-GAAP financial measures, including Adjusted Revenue, Adjusted EBITDA, and Credit Agreement EBITDA. Adjusted EBITDA is a financial measure that has not been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") and the Company's definition and computation of this non-GAAP financial measure may vary from those used by other companies. Credit Agreement EBITDA is a non-GAAP measure that is defined under our credit agreement and may vary from those used by other companies. These measures have limitations as analytical tools and should not be considered in isolation or as a substitute or alternative to net income or loss, operating income or loss, or any other measures of operating performance derived in accordance with GAAP. The Company defines the term "Adjusted EBITDA" as income before income taxes adjusted for net income attributable to non-controlling interests, depreciation and amortization, interest expense, net, equity-based compensation expense, contingent acquisition compensation expense, transaction, integration and acquisition costs, reserve adjustments, loss on disposals and de-consolidations, net, gain on litigation settlements and certain other items that we do not believe are representative of our ongoing operations. Such adjustments and similar adjustments we make for the period ended March 31, 2021 are expected to be significant. The determination of the amounts that are excluded from non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts. For additional information about our non-GAAP financial measures, and a reconciliation of certain non-GAAP financial measures to the most nearly comparable GAAP measures, see slides 18 and 19 of this presentation and the Company's 10-K.

Important Notice Regarding Information Contained in this Presentation

This investor presentation (this "Presentation") is intended to facilitate discussions with representatives of certain institutions regarding a notes offering for Surgery Partners, Inc. and its subsidiaries. You should not rely on the information contained in this Presentation and this Presentation does not purport to be all-inclusive or to contain all of the information that a prospective participant may consider material or desirable in making its decision to become an investor in the notes. In all cases, prospective participants should conduct their own investigation and analysis of the Company, their assets, financial condition and prospects, and of the data set forth in this Presentation.

This Presentation is not an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sales of securities by the Company or its subsidiaries in any jurisdiction in which the offer, solicitation or sale would be unlawful. The Unsecured Notes offered in the offering to which this Presentation relates have not been and will not be registered under the Securities Act of 1933, as amended (the "Act"), or under any state securities laws. Securities may not be offered or sold in the United States to any persons unless they are registered or exempt from registration under the Act.

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3 Transaction Overview ▪ Surgery Partners, Inc. (“Surgery Partners” or the “Company”) is a leading independent operator of short - stay surgical facilities, focused on providing high quality, cost effective solutions for surgical and related ancillary care – National network of 127 surgical facilities comprised of 110 ambulatory surgery centers (ASCs) and 17 surgical hospitals across 30 states as of December 31, 2020 ▪ The Company generated Net Revenue and Credit Agreement EBITDA of $1,860.1 million and $343.3 million (1) , respectively, for the Last Twelve Month period ended December 31, 2020 (“LTM”) – Surgery Partners generated preliminary Q1 2021 Net Revenue and Adjusted EBITDA of at least $505 million and at least $70 million (2) , respectively, representing at least 15% Revenue and at least 50% Adjusted EBITDA growth vs the Q1 2020 baseline ▪ The Company has performed well throughout the COVID - 19 pandemic as a result of strong organic and acquisition related growth – Surgery Partners success in physician recruitment led to a 6% same - facility revenue increase in Q4 2020 as well as expansion of total joint procedures, which increased 110% in the Company’s ASCs during Q4 2020 ▪ The Company recruited 560 new physicians in 2020 including 156 during Q4 2020 ▪ 2019 physician cohort exhibited strong performance with a 37% increase in cases for 2020 ▪ On February 1, 2021, Surgery Partners closed a $260 million equity offering to invest into development activity, existing and new lines of service, including robotic purchases and the expansion of the Company’s total joint and cardiology programs – Post equity offering, the Company had $567 million of pro forma December 31, 2021 cash on the balance sheet, which is expected to provide ample dry powder to continue reinvesting in the business ▪ On May 17, 2021, Surgery Partners plans to convert 22.6 million preferred shares to common equity shares ▪ Surgery Partners intends to raise a $125.0 million Fungible Incremental First Lien Term Loan to refinance the $119.1 million Non - Fungible Add - on First Lien Term Loan, pay applicable prepayment premiums and transaction related fees & expenses – Pro Forma for the transaction, the Company expects to achieve ~$5 million of annual cash interest savings by refinancing the Non - Fungible Add - On Term Loan priced at L+800 ▪ The Company is requesting lender commitments by 12pm ET on Friday, April 23 rd (1) See pages 18 and 19 for full reconciliations of Adjusted EBITDA to income (loss) before income taxes and Credit Agreement EBITDA to cash from operating activities. (2) Preliminary 1Q21 AEBITDA of at least $70 million includes at least $9 million of AEBITDA impact from recognition of CARES Act grants.

4 Sources, Uses and Pro Forma Capitalization ($ in Millions) (1) Non - Fungible Add - on First Lien Term Loan subject to a 2% prepayment penalty. (2) December 31, 2020 cash balance pro forma for net proceeds from follow - on equity issuance in January 2021 of $249.2 million. (3) Excludes debt of non wholly owned subsidiaries that corresponds to the equity interest share of third parties in such subsidiaries. Such debt is reflected as notes payable and secured loans on a consolidated basis in the Company’s financial statements, and for the year ended December 31, 2020, such excluded debt totaled $125.9 million. (4) Market cap based on stock price as of 4/15/21 and 59.9 million shares outstanding as of December 31, 2020 per 2020 10 - K. As Adjusted is pro forma for 22.6 million preferred shares to be converted to common equity shares on May 17, 2021. Total equity as reported in the Company’s financial statements is approximately $882.1 million as of December 31, 2020. (5) Excludes non - controlling redeemable interests valued at approximately $306.8 million. (6) See pages 18 and 19 for full reconciliations of Adjusted EBITDA to income (loss) before income taxes and Credit Agreement EBITDA to cash from operating activities. Sources & Uses Fungible Incremental First Lien Term Loan 125.0$ Paydown of Existing Debt 119.1$ Prepayment Penalty (1) 2.4 Estimated OID, Financing Fees & Expenses 2.4 Cash to Balance Sheet 1.2 Total Sources 125.0$ Total Uses 125.0$ Pro Forma Capitalization 12/31/2020 As Adjusted 12/31/2020 As Adjusted Cash and Cash Equivalents (2) 567.1$ 568.3$ 2020 Credit Agreement EBITDA (6) 343.3$ 343.3$ Debt Revolver ($120.0 million) - - First Lien Term Loan 1,424.0 1,424.0 Non-Fungible Add-On First Lien Term Loan 119.1 - Fungible Incremental First Lien Term Loan - 125.0 Finance Leases and Facility Level Debt 171.0 171.0 of Wholly Owned Subsidiaries Total Secured Debt 1,714.1 1,720.0 Secured Net Leverage 3.3x 3.4x Senior Unsecured Notes due 2025 370.0 370.0 Senior Unsecured Notes due 2027 545.0 545.0 Finance Leases and Facility Level Debt 101.8 101.8 of Non Wholly Owned Subsidiaries (3) Total Debt 2,730.9 2,736.8 Net Debt 2,163.8 2,168.5 Total Net Leverage 6.3x 6.3x Preferred Equity 434.5 - Market Capitalization (4) 2,637.4 3,633.6 Total Capitalization (5) 5,802.8$ 6,370.4$ Equity (including Preferred) / Total Capitalization 52.9% 57.0%

5 Incremental Senior Secured Credit Facility Fungible Incremental First Lien Term Loan Borrower Surgery Center Holdings, Inc. Guarantors Same as existing First Lien Term Loan Security Same as existing First Lien Term Loan Incremental Facility $125.0 million Fungible Incremental First Lien Term Loan Margin L+325, with pricing step down to L+300 at 3.45x Secured Net Leverage (same as existing) LIBOR Floor 1.00% (same as existing) Maturity Same as existing First Lien Term Loan (August 2024) Incremental Facilities Same as existing First Lien Term Loan Amortization 1.0% annually with bullet at maturity (same as existing) Voluntary Prepayments Same as existing First Lien Term Loan Mandatory Prepayments Same as existing First Lien Term Loan Financial Covenant None (same as existing) Affirmative and Negative Covenants Same as existing First Lien Term Loan

6 Transaction Timeline April 2021 S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 Key Event Date Title April 20 Launch financing April 23 Lender commitments due by 12pm ET April 26 Close and fund Holiday

Confidential Surgery Partners Update

8 110 Ambulatory Surgery Centers 30 States 4,000 Affiliated Physicians 600,000+ Annual Patients 17 Short - Stay Surgical Hospitals $343 million 2020 Credit Agreement EBITDA (1) $1,860 million 2020 Revenue (1) See pages 18 and 19 for full reconciliations of Adjusted EBITDA to income (loss) before income taxes and Credit Agreement EBITDA to cash from operating activities. Surgery Partners is the Leading Independent Operator of Surgery Centers in the United States

9 $500B+ $230B surgery Inpatient HOPD ASC Office Home $470B+ $55B+ surgery $35B+ surgery $550B+ $100B+ Annual Revenue (US) Annual Volume Growth - 2% 6% 2% 0 20 40 60 80 100% Payments for surgical inpatient procedures (2018) Total surgical inpatient procedures Likely to remain inpatient Uncategorized, complex (w/ MCC/CC) Remaining for potential shift to outpatient $230B Inpatient surgical procedures with potential to shift to outpatient Potential ability to move to outpatient Likely ability to move to outpatient $58B 3.6M8.9MClaims ~$60B Incremental Shift of Inpatient Surgical Cases to the Outpatient Setting Source: Bain & Co, McKinsey, Advisory Board, Sg2, AMA, Avanza, OECD, CMS, Management estimates TAM: Over $90B Outpatient Surgical Market and ~$60B of Cases Projected to Migrate to Outpatient

10 1 Surgery Partners’ Clinical and Operations platform well - positioned to accommodate shift Inpatient Surgical Procedures with Potential to Shift to Outpatient Setting 0 20 40 60 80 100% Likely able to move to ASC MAJOR HIP AND KNEE JOINT REPLACEMENT OR REATTACHMENT OF LOWER EXTREMITY W/O MCC SPINAL FUSION EXCEPT CERVICAL W/O MCC HIP & FEMUR PROCEDURES EXCEPT MAJOR JOINT W CC HIP & FEMUR PROCEDURES EXCEPT MAJOR JOINT W MCC O.R. PROCEDURES FOR OBESITY W/O CC/MCC CERVICAL SPINAL FUSION W/O CC/MCC REVISION OF HIP OR KNEE REPLACEMENT W/O CC/MCC LOWER EXTREM & HUMER PROC EXCEPT HIP,FOOT,FEMUR W/O CC/MCC UTERINE & ADNEXA PROC FOR NON-MALIGNANCY W CC/MCC UTERINE & ADNEXA PROC FOR NON-MALIGNANCY W/O CC/MCC LAPAROSCOPIC CHOLECYSTECTOMY W/O C.D.E. W/O CC/MCC HIP & FEMUR PROCEDURES EXCEPT MAJOR JOINT W/O CC/MCC CARDIAC DEFIBRILLATOR IMPLANT W/O CARDIAC CATH W/O MCC Other $43B Potential ability to move to ASC PERC CARDIOVASC PROC W DRUG-ELUTING STENT W/O MCC PERCUTANEOUS CARDIOVASCULAR PROCEDURES W DRUG-ELUTING STENT W MCC OR 4+ ARTERIES OR STENTS COMBINED ANTERIOR/POSTERIOR SPINAL FUSION W/O CC/MCC Other $16B Payments for surgical inpatient procedures (2018) Total = $58B Source: Bain & Co Note: Numbers may not sum due to rounding Musculoskeletal and Cardio Procedures Make Up 60%+ of Inpatient to Outpatient Opportunity

11 11 Robots added in 2020, bringing total to 30 $3 billion Annual savings by shifting 50% of joint cases to ASCs (1) 9%+ Surgery Partners’ historic orthopedic case growth 80%+ Surgery Partners’ facilities perform MSK procedures 17 Cardiac catherization procedures approved in 2019 6%+ Surgery Partners’ historic cardio case growth 6 PCI procedures approved in 2020 60%+ Surgery Partners’ facilities with potential for Cardio Musculoskeletal Cardio (1) “New Research Highlights the Safety and Cost Savings Associated with Ambulatory Surgery Centers,” UNH Research, 2020. Our Leading Musculoskeletal & Cardio Platform is Well Positioned to Capture this Opportunity

12 Musculoskeletal has Proven Most Resilient Through COVID Disruption Year - over - year surgical cases by key service lines (1) 111% 109% 63% 102% 128% 113% 98% 112% 98% 101% 110% Orthopedics 133% 117% 73% 97% 122% 99% 98% 122% 113% 110% 163% Spine Note: COVID period represents March and April 2020 (1) Not days adjusted

13 Business Has Proven Resilient Through COVID - 19 Disruption Net Revenue Has Experienced Strong Rebound Since April 110% 109% 86% 47% 96% 103% 110% 109% 106% 103% 101% 105% Jan-20 Feb-20 Mar-20 Apr-20 May-20 Jun-20 Jul-20 Aug-20 Sep-20 Oct-20 Nov-20 Dec-20 Percentage of procedures performed Same facility net revenue expected to continue to exceed prior year in 1Q 2021 Note: Days Adjusted

14 137,699 134,532 Q4 2019 Q4 2020 $84.4 $90.8 Q4 2019 Q4 2020 Q4 2020 Performance $517.2 $548.3 Q4 2019 Q4 2020 Year - Over - Year Performance Net Revenue ▪ Surgery Partners continued to exhibit strong performance in 4Q20 with Revenue and Adjusted EBITDA increasing by 6.0% and 7.6%, year - over - year, respectively ▪ Surgery Partners Revenue increased 6.0% vs Q4 2019 driven by 5.8% growth in days - adjusted same - facility revenue and 9.3% increase in revenue per case, offset by a 3.2% decrease in same - facility cases due to COVID - related reductions in surgeries – The Company recruited 156 physicians in Q4 2020 which is anticipated to continue to drive growth – Total joint procedures grew significantly, contributing to a 110% increase in the Company’s ASCs during Q4 2020 ▪ Surgery Partners Adjusted EBITDA increased 7.6% vs Q4 2019 driven by (i) strong adjusted revenue per case growth of ~11.0% which drove operating leverage Adjusted EBITDA Cases

15 First Quarter 2021 Preliminary Financials Preliminary Unaudited Estimate (1) 1Q 2021 ~125,000 At least $505 Million 16% to 17% Strong volume growth over prior year quarter At least $70 Million Includes at least $9M of AEBITDA benefit from CARES Act grants recognition At least $355 Million Approximately $540 Million Includes ~$120M of Medicare Advanced Payments Surgical Case Volume Revenues Same - facility Revenues Adjusted AEBITDA (2) Credit Agreement EBITDA Cash & Cash Equivalents (1) Numbers are preliminary, unaudited and subject to change. (2) See page 19 for reconciliation to Adjusted EBITDA. Adjusted EBITDA is not a measurement of financial performance under GAAP. Adjusted EBITDA includes at least $9 million of benefit from CARES Act grants recognized during the three months ended March 31, 2021.

Confidential Appendix

17 468,443 520,741 525,136 459,420 2017 2018 2019 2020 $164 $235 $259 $257 12% 13% 14% 14% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0% 0 50 100 150 200 250 300 350 2017 2018 2019 2020 $1,341 $1,772 $1,831 $1,860 2017 2018 2019 2020 Historical Financial Results As Reported Basis Net Revenue Adjusted EBITDA and Adjusted EBITDA Margin (1) Case Volume (2) Adjusted Revenue Per Case (2,3) ($ Millions) ($ Million) Credit Agreement EBITDA $343 +11.5% CAGR +16.0% CAGR - 0.6% CAGR $2,925 $3,468 $3,536 $4,140 2017 2018 2019 2020 +12.3% CAGR (1) See pages 18 and 19 for full reconciliations of Adjusted EBITDA to income (loss) before income taxes and Credit Agreement EBITDA to cash from operating activities. (2) Case volume and net revenue per case are attributable to consolidated facilities only. Case volume and net revenue per case are also represented in Company filings on a same - facility basis, which includes both consolidated and non - consolidated facilities. (3) Adjusted Revenue excludes provision for doubtful accounts of $41.7 million, $25.3 million, $34.2 million, and $28.8 million for 2020, 2019, 2018, and 2017, respectively.

18 The following table reconciles Credit Agreement EBITDA to cash flows from operating activities, the most directly comparable GAA P financial measure (in millions and unaudited): Credit Agreement EBITDA Adjustments 2020 Cash flows from operating activities 246.9$ Plus (minus): Non-cash interest income, net (4.5) Non-cash lease expense (39.4) Deferred income taxes 21.9 Income from equity investments, net of distributions received (0.5) Changes in operating assets and liabilities, net of acquisitions and divestitures 59.3 Medicare accelerated payments and deferred governmental grants (135.2) Income tax expense (20.1) Net income attributable to non-controlling interests (117.4) Interest expense, net 201.8 Transaction, integration and acquisition costs 38.2 Loss on litigation settlements and other litigation costs 6.4 Gain on escrow release (0.8) Acquisitions and synergies (1) 86.7 Total Adjustments 96.4$ Credit Agreement EBITDA 343.3$ (1) Represents impact of acquisitions as if each acquisition had occurred on January 1, 2020. Further this includes revenue syner gie s from other business initiatives, de novo facilities and an adjustment for the effects of adopting the new lease accounting standard, as defined in the credit agreement governing the Senior Secured Credit Facilities. Reconciliation to Credit Agreement EBITDA

Reconciliation to Adjusted EBITDA

The following table reconciles Adjusted EBITDA to (loss) income before income taxes, the most directly comparable GAAP financial measure (in millions and unaudited):

EBITDA Adjustments	2020	2019	2018
Income (loss) before income taxes	**$ (18.8)**	**$ 54.6**	**$ (69.2)**
Plus (minus):			
Net income attributable to non-controlling interests	(117.4)	(119.9)	(110.1)
Depreciation and amortization	94.8	76.5	67.4
Interest expense, net	201.8	178.9	147.0
Equity-based compensation	13.2	10.2	9.3
Transaction, integration & acquisition costs[1]	38.2	36.1	34.0
Impairment charges	33.5	7.9	74.4
(Gain) loss on disposals and deconsolidations, net	5.7	(4.4)	31.8
Loss (gain) on litigation settlements & other litigation costs[2]	6.4	4.6	46.0
Reserve adjustments[3]	-	-	2.7
Contingent acquisition compensation expense	-	-	1.5
Gain on escrow release[4]	(0.8)	-	-
Loss on debt extinguishment	-	11.7	-
Tax receivable agreement expense (benefit) expense	-	2.4	-
Total Adjustments	**$ 275.4**	**$ 204.0**	**$ 304.0**
Adjusted EBITDA	**$ 256.6**	**$ 258.6**	**$ 234.8**
Impact of grant funds[5]	(31.1)	-	-
Adjusted EBITDA excluding grant funds	**$ 225.5**	**$ 258.6**	**$ 234.8**

(1) This amount includes transaction and integration costs of $23.2 million, $19.0 million, and $31.7 million in 2020, 2019, and 2018, respectively, of which acquisition related costs accounted for $6.6 million, $19.0 million, and $2.3 million in 2020, 2019, and 2018, respectively.
(2) This amount includes litigation settlement costs of $1.2 million, $0.2 million and $46.0 million in 2020, 2019, and 2018, respectively. This amount also includes other litigation costs of $5.2 million and $4.4 million in 2020 and 2019, respectively, with no comparable costs in 2018.
(3) This amount represents adjustments to revenue in order to apply consistent policies to businesses acquired by Surgery Partners in prior periods.
(4) Included in other income in the consolidated statement of operations in 2020, with no comparable gain in 2019 and 2018.
(5) Represents the impact of grant funds recognized, net of amounts attributable to non-controlling interests.

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